ABLE TELCOM HOLDING CORP.
                         1601 Forum Place, Suite 1110
                        West Palm Beach, Florida 33401

                           ------------------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 18, 1997
                           ------------------------

      The Annual Meeting of Shareholders (the "Annual Meeting") of Able Telcom Holding Corp., a Florida corporation (the "Company"), will be held on Friday, April 18, 1997 at 10:00 a.m., local time, at The Omni Hotel, 1601 Belvedere Road, West Palm Beach, Florida 33406 for the purpose of

      1. Electing seven directors to serve for a term of one year and until their respective successors are duly elected and qualified; and

      2. Transacting such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

      The Board of Directors has fixed the close of business on February 12, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

      The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

      A complete list of the shareholders entitled to vote at the Annual Meeting will be available during ordinary business hours for examination by any shareholder, for any purpose germane to the Annual Meeting, for a period of at least ten days prior to the Annual Meeting, at the Company's corporate offices, 1601 Forum Place, Suite 1110, West Palm Beach, Florida 33401.

      The Board of Directors urges you to complete, sign, date and return the enclosed proxy card promptly. You are cordially invited to attend the Annual Meeting in person. The return of the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the Annual Meeting.


                                           By order of the Board of Directors,

                                           William     J. Mercurio
                                           President and Chief Executive Officer

West Palm Beach, Florida
April 7, 1997

        YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWNED ON
       THE RECORD DATE. PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE
         ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE
            ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVEN-
              IENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED
               STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE
                   TO THE COMPANY OF FURTHER SOLICITATION,
                      WE ASK YOUR COOPERATION IN MAILING
                             YOUR PROXY PROMPTLY.

                           Able Telcom Holding Corp.

                         1601 Forum Place, Suite 1110
                        West Palm Beach, Florida 33401
                           ------------------------
                                PROXY STATEMENT
                           ------------------------
                              GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Able Telcom Holding Corp., a Florida corporation, ("Able Telcom" or the "Company"), for use at the Company's 1997 Annual Meeting of Shareholders (together with any and all adjournments and postponements thereof, the "Annual Meeting") to be held on Friday, April 18, 1997, at 10:00 a.m., local time, at The Omni Hotel, 1601 Belvedere Road, West Palm Beach, Florida 33406 for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, together with the foregoing Notice and the enclosed proxy card, are first being sent to shareholders on or about March 30, 1997.

      The Board of Directors has fixed the close of business on February 12, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were 8,313,701 shares of Common Stock of the Company, par value $.01 per share ("Common
Stock"), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. Shares can be voted at the Annual Meeting only if the shareholder is present in person or is represented by proxy. The presence, in person or by proxy, at the Annual Meeting of shares of Common Stock representing at least a majority of the total number of shares of Common Stock outstanding on the record date will constitute a quorum for purposes of the Annual Meeting.

      The Board of Directors knows of no matters which are to be brought before the Annual Meeting other than those set forth in the accompanying Notice of Annual Meeting of Shareholders. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy card is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, shares represented by executed proxies will be voted as recommended by the Board of Directors.

      Any proxy may be revoked at any time prior to its exercise by attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the taking of any vote at the Annual Meeting.

      The cost of solicitation of proxies for use at the Annual Meeting will be borne by the Company. Solicitations will be made primarily by mail or by facsimile, but regular employees of the Company may solicit proxies personally or by telephone.

      Brokers, banks and other nominee holders will be requested to obtain voting instructions of beneficial owners of stock registered in their names. Shares represented by a duly completed proxy submitted by a nominee holder on behalf of beneficial owners will be counted for quorum purposes, and will be voted to the extent instructed by the nominee holder on the proxy card. The rules applicable to a nominee holder may preclude it from voting the shares that it holds on certain kinds of proposals unless it receives voting instructions from the beneficial owners of the shares (sometimes referred to as "broker non-votes"). Abstentions will be counted for purposes of determining the presence or absence of a quorum, but will not be counted for a proposal as to which a beneficial owner abstains.

                            ELECTION OF DIRECTORS

      The Board is currently comprised of seven members, all of which are nominees for reelection for a term expiring at the 1998 Annual Meeting of Shareholders. In the election, the seven persons who receive the highest number of votes actually cast will be elected. The proxies named in the proxy card intend to vote for the election of the nominees listed below unless otherwise instructed. If a holder does not wish his or her shares to be voted for a particular nominee, the holder must identify the exception in the appropriate space provided on the proxy card, in which event the shares will be voted for the other listed nominees. If any nominee becomes unable to serve, the proxies may vote for another person designated by the Board of Directors or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve.

      Set forth below is certain information with regard to each of the nominees for election at the Annual Meeting and each continuing director.

      The Board of Directors recommends that you vote FOR the nominees for director listed below.

NOMINEES
       ------------------------------------------------------------------------


       Name                          Age   Position
       ------------------------------------------------------------------------
      William J. Mercurio...........  55  President,  Chief Executive Officer,
                                             Chief   Financial   Officer   and
                                             Director
      Gerry W. Hall.................  51  President,     Traffic    Management
                                             Group, Inc. and Director
      Frazier L. Gaines.............  57  President,        Able        Telcom
                                             International,  Inc.  ("ATI") and
                                             Director
      Billy B. Caudill..............  50  Director
      Robert C. Nelles..............  58  Director
      Gideon D. Taylor..............  54  Director
      Richard J. Sandulli...........  57  Director

   William J. Mercurio has been a Director, the President and Chief Executive Officer of the Company since June 29, 1995 and the Chief Financial Officer since March 26, 1996. Mr. Mercurio was Sr. Vice President and Director of Burnup & Sims, Inc. (n/k/a Mastec, Inc.), a telecommunication and utility service company, where he served from 1971 until 1986. From 1986 until June 1995, he was the Managing Partner of Mercurio & Associates, P.A., Certified Public Accountants.

   Gerry W. Hall has been a Director and President of the Company's Traffic Management Group ("TMG") since October 1996. He also has been President of Georgia Electric Company ("GEC") since 1983. GEC installs and maintains traffic management systems primarily in the southeast United States. The Company acquired GEC in October 1996.

   Frazier L. Gaines has been a Director of the Company since August 1992 and President of ATI since June 22, 1994. From August of 1992 to June 22, 1994, Mr. Gaines was Chief Operating Officer of the Company. Mr. Gaines developed and is in charge of the Company's Latin American operations. From 1987 to 1992, Mr. Gaines was Vice President of Judycom, Inc. and Judycom Construction Corporation, both of which were located in Lexington, Kentucky and engaged in fiber optic installation.

   Billy B. Caudill has been a Director since August 1992. Mr. Caudill resigned as President of Telecommunications Technologies, Inc. (a former subsidiary of the Company) in July 1995. He was President and Chief Executive Officer of the Company from August 1992 to June 22, 1994. From 1988 to 1992, Mr. Caudill was the President of Teletronics Technologies, Inc., a telecommunications engineering, maintenance and installation company located in Lexington, Kentucky.

   Robert C. Nelles was elected to the Board of Directors in February 1995. Mr. Nelles is the President and owner of Nelles & Associates, Inc., an international telecommunications consulting company he founded in 1991. Prior to founding this company, Mr. Nelles held senior executive positions both domestically and internationally for Northern Telcom for over 35 years.

   Gideon D. Taylor has been a Director since 1988 and was Chairman of the Board of the Company from 1988 until May 1995. From October 1988 to August 1992, Mr. Taylor was also President and Chief Executive Officer of the Company.

   Richard J. Sandulli was elected to the Board of Directors in March 1997. Mr. Sandulli has been a managing director of Berwind Financial Group, an investment banking firm, since 1995. From 1991 to 1994, Mr. Sandulli was Director of Mergers and Acquisitions with Nippon Credit Bank.


                         GENERAL INFORMATION RELATING
                           TO THE BOARD OF DIRECTORS

   The Company's Board of Directors met six times during fiscal year ended October 31, 1996 and acted one time by unanimous written consent.

COMMITTEES OF THE BOARD

   The Board has an Audit Committee and a Nominating Committee. The Audit Committee reviews the scope of the accountants' engagement, including the remuneration to be paid, and reviews the independence of the accountants. The Audit Committee, with the assistance of the Company's Chief Financial Officer and other appropriate personnel, reviews the Company's annual financial statements and the independent auditor's report, including significant reporting and operational issues; corporate policies and procedures as they relate to accounting and financial reporting and financial controls; litigation in which the Company is a party; and use by the Company's executive officers of expense accounts and other non-monetary perquisites, if any. The Audit Committee may direct the Company's legal counsel, independent auditors and internal audit staff to inquire into and report to it on any matter having to do with the Company's accounting or financial procedures or reporting. During the fiscal year ended October 31, 1996, the members of the Audit Committee were William D. Callahan, Robert C. Nelles and Gideon D. Taylor. The Audit Committee held one meeting during the fiscal year ended October 31, 1996.

   At October 31, 1996, the standing Nominating Committee of the Board of Directors consisted of Gideon D. Taylor, William J. Mercurio and Frazier L. Gaines. The Nominating Committee held one meeting during fiscal year 1996.


                              EXECUTIVE OFFICERS

   Certain biographical information concerning the Company's other executive officers is presented below.

       ------------------------------------------------------------------------
       Name                    Age   Position
       ------------------------------------------------------------------------
      Joseph P. Powers          51   President, Telecommunication Services
                                      Group, Inc.

   Joseph P. Powers has been President of the Company's Telecommunication Services Group ("TSG") since November 1995. From January 1990 to October 1995, Mr. Powers was Director of Operations for Volt Information Sciences, Inc. From 1979 to 1990 he held various management positions with Burnup & Sims, Inc. (n/k/a Mastec, Inc.).

------------------------------------------------------------------------------
                               EXECUTIVE COMPENSATION
------------------------------------------------------------------------------

Summary Compensation Table

Name and Principal Position   Fiscal  Salary                   Restricted   Securities
                               Year                               Stock     Underlying
                                                 Other Annual     Awards      Options
                                                 Compensation                   (#)

---------------------------------------------------------------------------------------


William J. Mercurio            1996   $204,000    $6,000                     20,000
President and Chief            1995     66,600     2,000                    100,000
Executive Officer

Joseph P. Powers               1996    115,000     5,125                     20,000
President of TSG

Gerry W. Hall                  1996      5,770
President  of TMG  and
Director

Frazier L. Gaines              1996    110,000    34,000
President of ATI and Director  1995    104,000    35,000         $75,000
                               1994    104,000    62,125

Clark W. Barlow(1)             1996     10,154
Former Chairman of the Board   1995    117,185     2,954
                               1994     81,731     4,057

Douglas Hubbard                1996     57,700     3,048
Former President of            1995    150,000     4,186
TSCI and Director (2)          1994     54,814

-------------------------------------------------------------------------------

1. Resigned effective March 1, 1996.
2. Mr. Hubbard resigned as a Director effective March 26, 1996 and as President of TSCI on May 1, 1996.


Option Grants in the Fiscal Year Ended October 31, 1996

--------------------------------------------------------------------------------------------------------
    Name             No. of      % of      Exercise    Market      Expiration   Potential Realized Value
                   Securities    Total        or      Price/Date      Date         at Assumed Annual
                   Underlying   Options      Base      of Grant                      Rates of Stock
                    Options     Granted     Price                                     Appreciation
                   Granted(1)     to                                               for Option Term (2)
                                Employees
                                  in
                                 Fiscal                                            5%             10%
                                  Year

William J.         20,000        7.4%        $6.375    $6.375      06/11/06      $80,184         $203,202
Mercurio

Joseph P. Powers   15,000        5.5%         6.875     6.875      11/27/05       64,855          164,355
                    5,000        1.9%         7.813     7.813      12/19/06       24,568           62,260


1. Options vest  ratably over a three year period.

2. The potential realizable values set forth under these columns result from calculations assuming 5% and 10% annualized stock price growth rates from grant dates to expiration dates as set by the Commission and are not intended to forecast future price appreciation of the Company's Common Stock based upon growth at these prescribed rates. The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown factors. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company. There can be no assurance that the amounts reflected in this table will be achieved.

Option Exercises and Period-End Values

   The following table provides information on options exercised in the fiscal year ended October 31, 1996 by the executive officers named in the "Summary Compensation Table" above, the number of unexercised options each of them held at October 31, 1996 and the value of the unexercised "in-the-money" options each of them held as of that date.

    ---------------------------------------------------------------------------

                                                Number of
                                                Securities               Value of
                                                Underlying              Unexercised
                                                Unexercised             In-the-Money
                                                 Options at           Options at Fiscal
                      Acquired                Fiscal Year-End(#)        Year-End($) (1)
                         on        Value
         Name         Exercise    Realized  Exercised/Unexercisable  Exercisable/Unexercisable

William J. Mercurio    -0-         -0-       50,000 / 70,000          189,750 / 234,750

Joseph P. Powers       -0-         -0-        5,000 / 15,000            8,750 /  21,560

Frazier L. Gaines      -0-         -0-      110,000 /   -0-           943,250 /   -0-

    ---------------------------------------------------------------------------

1. Options are "in-the-money" at the fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise price of the option. The amounts set forth represent the difference between the fair market value of the securities underlying the options at the close of trading on October 31, 1996, based on the average of the bid and the asked price of $8.625 per share of Common Stock on that date (as quoted on NASDAQ) and the exercise price of the options, multiplied by the applicable number of options.


Compensation Plans

   Executive Employment Agreements. The Compensation of the Company's executive officers is determined by the Board of Directors. The Company has not established a formal sitting Compensation Committee. The Board also reviews the grant of stock options and compensation for all officers of the Company. See "Committee Interlocks and Insider Participation".

   William J. Mercurio, the Company's President, Chief Executive Officer and Chief Financial Officer, is party to an employment agreement dated June 29, 1995 (the "Mercurio Employment Agreement") with the Company. The Mercurio Employment Agreement expires on June 28, 1998 and is renewable for an additional one-year term at the option of Mr. Mercurio. The Mercurio Employment Agreement provides for Mr. Mercurio to be paid a base salary of at least $200,000 per year. Mr. Mercurio also receives insurance and other benefits. The Mercurio Employment Agreement also provides for Mr. Mercurio to be granted options to purchase 100,000 shares of the Company's common stock at a price equal to 90% of the fair market value for such stock at the date of the grant, 50,000 of which become exercisable on the first anniversary of the Mercurio Employment Agreement and the remainder become exercisable in equal installments on the second and third anniversary, respectively.

   Gerry W. Hall, who serves as President of the Company's Traffic Management Group (which consists of Transportation Safety Contractors, Inc., Transportation Safety Contractors of Virginia, Inc., and GEC), is party to an employment agreement (the "Hall Employment Agreement") dated October 12, 1996 with GEC. The Hall Employment Agreement terminates on October 11, 2001 and provides for Mr. Hall to be paid a salary of $150,000 per year, plus insurance and other benefits. The Hall Employment Agreement also contains a covenant by Mr. Hall not to compete with the Company for a period of two years following his employment with the Company, unless the Company terminates Hall Employment Agreement for cause or Mr. Hall terminates the agreement with good reason, in which case the non-competition period will terminate after six months (which period may be extended by the Company up to one year in exchange for additional compensation).

   None of the Company's executive officers are parties to any agreements that are triggered upon a "change of control" of the Company.


   Stock Incentive Plan. The Company has adopted the 1995 Stock Option Plan (the "Plan"), as amended, pursuant to which 550,000 shares of Common Stock have been authorized for issuance. The primary purpose of the Plan is to attract and retain capable executives and employees by offering them a greater personal interest in the Company's business through stock ownership. The Plan is administered by the Board of Directors of the Company which selects the persons who will be granted options under the Plan, prescribes the terms and provisions of each option granted (which need not be identical), specifies the number of shares subject to each option, sets the option price and determines the maximum period during which options may be exercised.

   Options granted under the Plan may either be options qualifying as incentive stock options (the "Incentive Options") under Section 422(a) of the Internal Revenue Code of 1986, as amended, or non-qualifying options ("Nonqualified Options"). Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant; provided, however, that the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the outstanding Common Stock of the Company must not be less than 110% of such fair market value as determined on the date of the grant. The term of each option and the manner in which it may be exercised is determined by the Board of Directors, provided that no option may be exercisable more than ten years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the Common Stock, no more than five years after the date of the grant

   The individuals eligible to receive options under the Plan are employees, non-employee directors, advisors and consultants of the Company and its subsidiaries. Non-employee directors, advisors and consultants shall only be eligible to receive Nonqualified Options. Employees are eligible to receive both Incentive Options and Nonqualified Options. The Company currently has five non-employee directors and approximately 930 employees who are eligible to participate in the Plan. In the event that an outstanding option terminates for any reason, the shares of Common Stock subject to the unexercised portion of such option shall again be available for grants under the Plan.

   Director Compensation. Directors who are not employees of the Company are paid $12,000 annually and are reimbursed for expenses associated with Board responsibilities. In addition, non-employee directors were granted 5,000 stock options each, with an exercise price of fair market value at the date of grant.

   Directors  who  also  serve  as  executive   officers   receive  no  fees  or
remuneration for acting in their capacity as a Director of the Company. Directors who serve on Board committees receive $750 per committee meeting.

                       REPORT ON EXECUTIVE COMPENSATION

   The Board of Directors is responsible for setting and approving the salaries, bonuses and other compensation for the Company's executive officers, establishing compensation programs, and determining the amounts and conditions of all grants of awards under the Stock Incentive Plan. Mr. Hall, who was appointed to the Board of Directors effective October 18, 1996, did not participate in executive compensation decisions during the fiscal year ended October 31, 1996.

   Compensation Objectives. The Board of Directors believes that the objectives of executive compensation are to attract, motivate and retain the highest quality executives, to align the interests of these executives with those of the Company shareholders and to motivate the Company executives to increase shareholder value by improving corporate performance and profitability. To meet these objectives, the Board of Directors seeks to provide competitive salary levels and compensation incentives that attract and retain qualified executives, to recognize individual performances and achievements as well as performance of the Company relative to its peers, and to encourage ownership of the Company stock.

   Executive Salaries. Base salaries for executives are determined initially by evaluating the responsibilities of the position, the experience of the individual, internal comparability considerations, as appropriate, the competition in the marketplace for management talent, and the compensation practices among public companies of the size of, or in businesses similar to, the Company. Salary adjustments are determined and normally made at 12-month intervals.


   Annual Bonuses. The Company offers a bonus program for executives designed to provide year-end incentive bonuses to executives who contributed materially to the Company's success during the most recently completed fiscal year. The bonus program is intended to enable the Company executives to participate in the Company's success as well as to provide incentives for future performance. Bonus compensation is determined as a percentage of the pre-tax net income of the subsidiary which employs the executive. For fiscal year 1996, no bonuses were granted to the executive officers of the Company.

   Compensation of the Chief Executive Officer. On June 29, 1995, the Company entered into an employment agreement with Mr. Mercurio. The terms of such agreement, including the base salary and bonus compensation thereunder, were based on arms'-length negotiations between Mr. Mercurio and the remaining members of the Board of Directors. See "Summary Compensation Table" for information concerning Mr. Mercurio's compensation.

   Long Term Incentives. Under the Plan, the Board of Directors may grant to certain employees of the Company a variety of long-term incentives, including non-qualified stock options, incentive stock options, stock appreciation rights, exercise payment rights, grants of stock or performance awards. During fiscal year 1996, the Board of Directors approved grants of stock options that had an exercise price of not less than the fair market value of the underlying stock on the date of the grant.

RESPECTFULLY SUBMITTED:

WILLIAM J.  MERCURIO
FRAZIER L. GAINES
BILLY B. CAUDILL
ROBERT C.  NELLES
GIDEON D.  TAYLOR

Compensation Committee Interlocks and Insider Participation

   Compensation for the Company's officers is determined by the entirety of the Company's Board of Directors. Of the members of the Board of Directors, Messrs. Mercurio, Gaines and Hall also serve as executive officers of the Company.

   On December 8, 1995, the Company acquired the issued and outstanding stock of H.C. Connell, Inc. ("Connell") for an aggregate purchase price of approximately $2.2 million, consisting of $500,000 in cash and approximately $1.8 million in promissory notes. The Company obtained the cash portion of the purchase price through the issuance of two promissory notes in the amount of $250,000 each to Messrs. Billy B. Caudill and Frazier L. Gaines, both of whom are members of the Board of Directors of the Company. These notes, which bore interest at the prime rate plus 1%, became due and were paid by the Company prior to December 31, 1996. As additional consideration for their agreeing to lend $500,000 to the Company, the Company issued to each of Messrs. Caudill and Gaines 5,000 shares of the Company's common stock for $.001 per share. The closing market price for the Registrant's common stock on the NASDAQ National Market System on December 8, 1995 was $7.187 per share.

   On October 12, 1996, the Company, acquired all the issued and outstanding capital stock of GEC, which prior to the acquisition was owned equally by Gerry
W. and J. Barry Hall (collectively, the "Halls"). Following the acquisition, the Halls were employed by the Company and Gerry W. Hall was appointed to the Company's Board of Directors. The purchase price for the GEC acquisition was $3,000,000 to be paid in cash, plus the issuance at the end of each of the next five years of a number of shares of common stock of the Registrant having a then discounted current market value of $1,000,000, subject to adjustment, based on the pretax earnings performance of GEC. In connection with the acquisition of GEC, the Company entered into employment agreements with the Halls, each of which expires on October 11, 2001, that provide for the Halls to serve, respectively, as President of the Company's traffic management group and of TSCI.

   GEC operates in an Albany, Georgia facility leased from the Halls for an aggregate annual rent of $60,000. The Company has agreed to purchase the facility from the Hall's for $350,000, which the Company believes represents fair market value for the property. The purchase is subject to the Company obtaining acceptable financing and other factors. The Company expects to complete the purchase of the facility by June 1997.


Compliance with Section 16(a) of the Securities and Exchange Act of 1934

   To the Company's knowledge, and based on a review of available forms and reports filed with the Company by the Company's directors and officers, such officers and directors complied with the filing requirements of Section 16(a) during fiscal year 1996.


                 COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

   The following sets forth, as of March 17, 1997 information with respect to the beneficial ownership of the Company's common stock by: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock; (ii) each director of the Company; (iii) each of the Company's named executive officers (excluding those executive officers who resigned during fiscal year 1996); and (iv) all directors and executive officers as a group. Unless otherwise indicated, each of the shareholders named in this table: (a) has sole voting and investment power with respect to all shares of common stock beneficially owned and (b) has the same address as the Company.



                                                   Number of      Percent
Name/Address                                       Shares         of Class
William J. Mercurio(1)..........................      52,000          *
Joseph P. Powers................................       5,000          *
Gerry W. Hall...................................           0          *
Frazier L. Gaines(2)............................     681,912          8.2%
Billy B. Caudill................................     421,983          5.08%
Robert C. Nelles................................           0          *
Gideon D. Taylor(3).............................     827,352         10.21%
Richard J. Sandulli.............................       5,000          *
All directors and officers as a group
     (9) persons ...............................   1,988,247         24%

1. Includes options that are currently exercisable to purchase 50,000 shares of common stock.
2. Includes the options that are currently exercisable to purchase 110,000 shares of common stock. Does not include an aggregate of 9,000 shares held as trustee for four minors and as to which Mr. Gaines disclaims beneficial ownership.
3.    Includes 21,619 shares owned by Mr. Taylor's wife.

* Less than 1%

                               PERFORMANCE GRAPH

  The following performance graph compares the cumulative total return on the Company's common stock with the cumulative total return of the companies in the Standard and Poor's 500 index and the NASDAQ Telecommunications Stocks. The cumulative total return for each of the periods shown in the performance graph is measured assuming an initial investment of $100 on October 31, 1991. No dividends have been paid on the Company's Common Stock.

------------------------------------------------------------------------------
                COMPARISON OF ONE-YEAR CUMULATIVE TOTAL RETURN
------------------------------------------------------------------------------
                   AMONG THE COMPANY, S&P 500 AND PEER GROUP


[Rough sketch of Graph)

$650|  A-Able Telcom Holding Corp.
    |  N-NASDAQ Telecommunications Services
$600|  S-S&P 500
    |
$550|
    |
$500|
    |
$450|                      A
    |                                                                    A
$400|
    |
$350|                                     A
    |
$300|
    |                                                    A
$250|
    |
$200|                      N                             N
    |                                     N                               N,S
$150|                                                    S
    |                      S              S
$100|      N,S
    |
 $50|       A
    |
  $0|__________________________________________________________________________
          1992           1993           1994           1995           1996


  -------------------------------------------------------------------------------------
                                     1992      1993       1994      1995       1996
  -------------------------------------------------------------------------------------
  Able Telcom Holding Corp.        $ 65.00    $465.00   $350.00    $278.00   $431.00
  NASDAQ Telecommunications        $106.60    $212.67   $179.60    $192.70   $175.55
   Services
  S&P 500                          $109.95    $126.39   $131.25    $157.88   $180.00
  -------------------------------------------------------------------------------------

                                OTHER MATTERS

  Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, shareholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next Annual Meeting of Shareholders by submitting such proposals to the Company in a timely manner. In order to be so included for the 1998 Annual Meeting, shareholder proposals must be received by the Company no later than, December 1, 1997 and must otherwise comply with the requirements of Rule 14a-8.

  Under federal securities laws, the Company's directors, certain officers, and persons holding more than 10% of the Common Stock of the Company are required to report, within specified monthly and annual due dates, their initial ownership and all subsequent acquisitions, dispositions or other transfers of interest in Common Stock, if and to the extent reportable events occur which require reporting of such due dates. The Company is required to describe in this Proxy Statement whether it has knowledge that any person required to file such report may have failed to do so in a timely manner. To the Company's knowledge, all such filing requirements of the Company's directors, officers and each beneficial owner of more than 10% of the Common Stock were satisfied in full for fiscal year 1996. The foregoing is based upon reports furnished to the Company and written representations and information provided to the Company by the persons required to make such filings.

  Shareholders may obtain a copy without charge (without exhibits) of the Company's Annual Report on Form 10-K for fiscal year 1996 as filed with the Securities and Exchange Commission by writing to: Investor Relations, Able Telcom Holding Corp., 1601 Forum Place, Suite 1110, West Palm Beach, Florida 33401.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  The Company has selected Ernst & Young L.L.P. as its public accountants for fiscal year 1997. Representatives of Ernst & Young L.L.P. will be present at the Annual Meeting and will be available to answer appropriate questions from shareholders attending the meeting, and will be available to make a statement if they desire to do so.

                           ABLE TELCOM HOLDING CORP.
                     PROXY SOLICITED BY BOARD OF DIRECTORS
                       FOR ANNUAL MEETING APRIL 18, 1997

                                     PROXY

  The undersigned stockholder hereby appoints William J. Mercurio, attorneys and proxies for the undersigned with power of substitution in each to act for and to vote, as designated below, with the same force and effect as the undersigned, all shares of Able Telcom Holding Corp. Common Stock standing in the name of the undersigned at the Annual Meeting of Shareholders to be held at The Omni Hotel, 1601 Belvedere Road, West Palm Beach, Florida at 10:00 a.m. on Friday, April 18, 1997 and at any adjournments thereof.

  WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER IF NO DIRECTION IS GIVEN, THIS PROXY WILL GRANT AUTHORITY TO THE PROXY HOLDERS TO VOTE ON BEHALF OF THE UNDERSIGNED SHAREHOLDER AND WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" THE OTHER PROPOSAL.

   IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXY HOLDERS' BEST JUDGMENT AS TO ANY OTHER MATTER.

                  (Continued and to be signed on reverse side)

Election of Directors.

Nominees:

William J.  Mercurio
Frazier L. Gaines
Gerry W. Hall
Billy B. Caudill
Robert C.  Nelles
Gideon D. Taylor
Richard J. Sandulli


/ / FOR  ALL THE NOMINEES LISTED ABOVE
/ / WITHHOLD ALL AUTHORITY TO VOTE FOR THE NOMINEES LISTED ABOVE
    EXCEPT AS LISTED BELOW:

  List Exceptions:  _____________________________
                    _____________________________


/ / MARK HERE FOR ADDRESS CHANGE AND  NOTE AT LEFT


/ / MARK HERE IF YOU PLAN TO ATTEND THE  MEETING

                                          Please  mark,  date and sign exactly
Dated: ___________, 1997                  as your name appears  hereon.  Joint
                                          owners  should  each  sign.  If  the
                                          signer  is  a  corporation,   please
_________________________________         sign  in  full  corporate  name by a
SIGNATURE                                 duly authorized officer.
                                          Executors, administrators,  trustees
                                          etc. should give full title as such.

                           [Able Telcom Letterhead]






                                  April 7, 1997




Dear Able Telcom Holding Corp. Shareholder:

      You  are  cordially   invited  to  attend  the  1997  Annual   Meeting  of
Shareholders to be held on Friday, April 18, 1997, at 10:00 a.m., at The Omni Hotel, 1601 Belvedere Road, West Palm Beach, Florida 33406. At the Annual Meeting, the shareholders of Able Telcom Holding Corp. (the "Company") will elect seven members of the Board of Directors to serve until the 1998 Annual Meeting and will transact such other business as may properly come before the meeting.

      The Annual Meeting will include a report on Company operations and discussion and voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement.

      The enclosed Notice of Annual Meeting, proxy statement and proxy card contain further information about the Annual Meeting, the Company and the business to be transaction at the Annual Meeting. Whether or not you plan to attend, you can ensure that your shares are represented at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.


                                         Sincerely,

                                         /s/ William J.  Mercurio
                                         -------------------------------------
                                         William J.  Mercurio
                                         President and Chief Executive Officer

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                              ------------------
                           SCHEDULE 14A INFORMATION
                              ------------------

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ /  Preliminary Proxy Statement    / /   Confidential,  for
                                          Use  of  the  Commission   Only  (as
                                          permitted by Rule 14a-6(e)(2))

/X/  Definitive Proxy Statement
/  /  Definitive Additional Materials
/  /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Able Telcom Holding Corp.
               (Name of Registrant as Specified In Its Charter)

                           Able Telcom Holding Corp.
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X /  No fee required
/  /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:
      (2)   Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)   Proposed maximum aggregate value of transaction:
      (5)   Total fee paid:

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:
      (2) Form, Schedule or Registration Statement No.:
      (3) Filing Party:
      (4) Date Filed: